UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) December 2, 2005

                              WHIRLPOOL CORPORATION
               (Exact name of registrant as Specified in Charter)

           Delaware                      1-3932                  38-1490038
 (State or Other Jurisdiction       (Commission File           (IRS Employer
       of Incorporation)                Number)             Identification No.)

   2000 M63 North, Benton Harbor, Michigan                      49022-2692
  (Address of Principal Executive Offices)                      (Zip Code)

                                 (269) 923-5000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

           On December 2, 2005, Whirlpool Corporation (the "Company") entered into an Amended and Restated Long Term Five-Year Credit Agreement (the "Amended and Restated Credit Agreement") by and among the Company, certain other borrowers, the lenders referred to therein, Citibank N.A., as administrative agent and fronting agent, JPMorgan Chase Bank, N.A., as syndication agent, and ABN Amro Bank N.V., Royal Bank of Scotland and Bank of America, as documentation agents, which amends and restates the Amended and Restated Long Term Credit Agreement dated as of May 28, 2004. On December 2, 2005, the parties to the Amended and Restated Credit Agreement also entered into a 364-Day Credit Agreement (the "364-Day Credit Agreement" and together with the Amended and Restated Credit Agreement, the "Credit Facilities").

          The Credit Facilities provide for an aggregate of $2.7 billion in committed unsecured revolving credit facilities. The Amended and Restated Credit Agreement consists of a $2.2 billion 5-year credit facility, which includes a $200 million letter of credit subfacility. The 364-Day Credit Agreement consists of a $500 million 364-day credit facility, which may be converted into a term loan. Borrowing capacity of $1.2 billion under the Amended and Restated Credit Agreement became available on December 2, 2005. Borrowing capacity of $500 million under the 364-Day Credit Agreement and the remaining $1.0 billion under the Amended and Restated Credit Agreement will become available upon final clearance of the acquisition of Maytag Corporation by the Antitrust Division of the Department of Justice. Borrowings under the Credit Facilities will be available to the Company and designated subsidiaries for general corporate purposes, including commercial paper support. Subsidiary borrowings will be guaranteed by the Company. Interest under the Credit Facilities accrues at a variable annual rate based on the London Interbank Offered Rate (LIBOR) plus a margin dependent on the Company's credit rating at that time.

           The Credit Facilities require the Company to meet certain financial tests, including a leverage ratio (as defined) of less than or equal to 3.0 to
1.0 and an interest coverage ratio (as defined) greater than or equal to 2.0 to
1.0. The Credit Facilities also contain additional covenants which, among other things, require the Company to deliver to the lenders specified financial information, including annual and quarterly financial information, and limit the Company's ability to (or to permit any subsidiaries to), subject to various exceptions and limitations, (i) merge with other companies, (ii) create liens on its property; (iii) incur debt or off-balance sheet obligations at subsidiary level; (iv) enter into transactions with affiliates, except on an arms-length basis; (v) enter into agreements restricting the payment of subsidiary dividends or restricting the making of loans or repayment of debt by subsidiaries to the Company or other subsidiaries; and (vi) enter into agreements restricting the creation of liens on its assets.

           A copy of the Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the 364-Day Credit Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

           The information regarding the Company's entry into the Amended and Restated Credit Agreement and the 364-Day Credit Agreement provided under Item
1.01 above, is hereby incorporated by reference.

ITEM 8.01.  OTHER EVENTS.

          On December 6, 2005, the Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

10.1 Amended and Restated Credit Agreement, dated as of December 1, 2005, among the Registrant, certain other borrowers, the lenders referred to therein, Citibank N.A., as administrative agent and fronting agent, JPMorgan Chase Bank, N.A., as syndication agent, and ABN Amro Bank N.V., Royal Bank of Scotland and Bank of America, as documentation agents.

10.2 364-Day Credit Agreement, dated as of December 1, 2005, among the Registrant, certain other borrowers, the lenders referred to therein, Citibank N.A., as administrative agent and fronting agent, JPMorgan Chase Bank, N.A., as syndication agent, and ABN Amro Bank N.V., Royal Bank of Scotland and Bank of America, as documentation agents.

99.1      Press Release dated December 6, 2005.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              WHIRLPOOL CORPORATION



Date:  December 6, 2005                       By:  /s/ Robert T. Kenagy
                                                  ------------------------------
                                                  Name:  Robert T. Kenagy
                                                  Title: Corporate Secretary

                                  EXHIBIT INDEX

10.1 Amended and Restated Credit Agreement, dated as of December 1, 2005, among the Registrant, certain other borrowers, the lenders referred to therein, Citibank N.A., as administrative agent and fronting agent, JPMorgan Chase Bank, N.A., as syndication agent, and ABN Amro Bank N.V., Royal Bank of Scotland and Bank of America, as documentation agents.

10.2 364-Day Credit Agreement, dated as of December 1, 2005, among the Registrant, certain other borrowers, the lenders referred to therein, Citibank N.A., as administrative agent and fronting agent, JPMorgan Chase Bank, N.A., as syndication agent, and ABN Amro Bank N.V., Royal Bank of Scotland and Bank of America, as documentation agents.

99.1      Press Release dated December 6, 2005.